                                                                    EXHIBIT 99.1


                                                               PLEASE MARK
                                                               HERE FOR
                                                               ADDRESS    [ ]
                                                               CHANGE OR
                                                               COMMENTS

                                                               SEE REVERSE SIDE

THE STRATOS BOARD OF DIRECTORS RECOMMENDS THAT STRATOS SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

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
                                FOR  AGAINST  ABSTAIN                                                      FOR  AGAINST  ABSTAIN
1. To approve the issuance of   [ ]    [ ]      [ ]                    3. To amend the Stratos restated    [ ]    [ ]      [ ]
   shares of Stratos common                                               certificate of incorporation,
   stock and Stratos preferred                                            as amended, to change the
   stock as contemplated by                                               corporate name to "Stratos
   the Agreement and Plan of                                              International, Inc."
   Merger, dated as of July                                                                                FOR  AGAINST  ABSTAIN
   2, 2003, among Stratos                                              4. To adopt the Stratos Lightwave,  [ ]    [ ]      [ ]
   Lightwave, Inc., Sleeping                                              Inc. 2003 Stock Plan;
   Bear Merger Corp., a                                                                                    FOR  AGAINST  ABSTAIN
   wholly owned subsidiary                                             5. To adopt the Stratos Lightwave,  [ ]    [ ]      [ ]
   of Stratos Lightwave,                                                  Inc. 2003 Employee Stock
   Inc., and Sterling                                                     Purchase Plan; and
   Holding Company;
                                           FOR             WITHHOLD    6. To transact such other business as may properly come
2. To elect two Class III director     THE NOMINEES       AUTHORITY       before the annual meeting and any adjournment or post-
   01 Brian J. Jackman and 02         LISTED (EXCEPT     TO VOTE FOR      ponement thereof.
   James W. McGinley to hold office   AS INDICATED TO     THE NOMI-
   for three-year terms and until      THE CONTRARY     NEE(S) LISTED  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED
   their receive successors are           BELOW)            BELOW      OR, IF NO OTHER DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS
   elected and qualified;                  [ ]               [ ]       1, 2, 3, 4 AND 5. PROXIES ARE AUTHORIZED TO VOTE IN THEIR
                                                                       DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME
Withheld for the nominees you list below: (Write that nominees' name   BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
in the space provided below.)

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SIGNATURE                        SIGNATURE                         DATE
         -----------------------          ------------------------     ---------
PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE PROXY. IF HELD IN JOINT TENANCY, ALL PERSONS MUST SIGN. TRUSTEES, ADMINISTRATORS, ETC., SHOULD INCLUDE TITLE AND AUTHORITY. CORPORATIONS SHOULD PROVIDE FULL NAME OF CORPORATION AND TITLE OF AUTHORIZED OFFICER SIGNING THE PROXY.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

(STRATOS LIGHTWAVE(TM) LOGO)       VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

      INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11PM EASTERN TIME NOVEMBER 5, 2003, THE LAST BUSINESS DAY PRIOR TO THE ANNUAL MEETING.

   YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


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
------------------------------------       ------------------------------------      ---------------------
         INTERNET                                     TELEPHONE                               MAIL
  http://www.eproxy.com/stlw                        1-800-435-6710
Use the Internet to vote your              Use any touch-tone telephone to            Mark, sign and date
proxy. Have your proxy card in             vote your proxy. Have your proxy             your proxy card
hand when you access the web site.    OR   card in hand when you call. You will  OR           and
You will be prompted to enter your         be prompted to enter your control            return it in the
control number, located in the box         number, located in the box below,         enclosed postage-paid
below, to create and submit an elec-       and then follow the directions given.            envelope.
tronic ballot.

------------------------------------       ------------------------------------      ---------------------
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              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

PROXY CARD

                             STRATOS LIGHTWAVE, INC.

                ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 6, 2003

         The undersigned stockholder of Stratos Lightwave, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and constitutes and appoints James W. McGinley and David A. Slack with full powers of substitution and revocation, to be the attorneys and proxies to vote all shares of Common Stock of Statos Lightwave, Inc. which the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Stratos Lightwave, Inc. to be held on Thursday, November 6, 2003 at 10:30 a.m., Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois, and any adjournments thereof.

                         (PLEASE SIGN ON THE OTHER SIDE)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

            YOU CAN NOW ACCESS YOUR STRATOS LIGHTWAVE ACCOUNT ONLINE.

Access your Stratos Lightwave shareholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, agent for Stratos Lightwave, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

    o View account status                o View payment history for dividends

    o View certificate history           o Make address changes

    o View book-entry information        o Obtain a duplicate 1099 tax form

                                         o Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
                 AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

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
STEP 1: FIRST TIME USERS - ESTABLISH A PIN         STEP 2: LOG IN FOR ACCOUNT ACCESS       STEP 3: ACCOUNT STATUS SCREEN

You must first establish a Personal                You are now ready to log in.            You are now ready to access your account
Identification Number (PIN) online by              To access your account please           information. Click on the appropriate
following the directions provided in the           enter your:                             button to view or initiate transactions.
upper right portion of the web screen as
follows. You will also need your Social            o SSN or Investor ID                    o Certificate History
Security Number (SSN) or Investor ID
available to establish a PIN.                      o PIN                                   o Book-Entry Information

THE CONFIDENTIALITY OF YOUR PERSONAL               o Then click on the Submit button       o Issue Certificate
INFORMATION IS PROTECTED USING SECURE
SOCKET LAYER (SSL) TECHNOLOGY.                     IF YOU HAVE MORE THAN ONE ACCOUNT,      o Payment History
                                                   YOU WILL NOW BE ASKED TO SELECT
o SSN or Investor ID                               THE APPROPRIATE ACCOUNT.                o Address Change

o Then click on the Established PIN button                                                 o Duplicate 1099

PLEASE BE SURE TO REMEMBER YOUR PIN, OR
MAINTAIN IT IN A SECURE PLACE FOR FUTURE
REFERENCE.
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              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME